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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this registration statement of Integrated Information Systems, Inc. on Form S-3 of our report dated January 31, 2001, appearing in the Annual Report on Form 10-K for Integrated Information Systems, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the prospectus.

/s/ KPMG LLP

KPMG LLP

April 6, 2001